EXHIBIT 99.9

FREMONT MICHIGAN INSURACORP, INC.

REQUEST FOR PROSPECTUS

PLEASE SEND ME THE PROSPECTUS AND A STOCK ORDER FORM, MY ADDRESS IS:

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TELEPHONE INFORMATION:
DAY:            (    )______________________
EVENING:   (    )______________________

I UNDERSTAND THIS REQUEST FOR INFORMATION DOES NOT OBLIGATE ME TO PURCHASE ANY SHARES OF FREMONT MICHIGAN INSURACORP, INC. COMMON STOCK.

PLEASE RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.